Exhibit 99.1

Adaptimmune Enhances its Pipeline of Wholly Owned Cell Therapies for Cancer with Transfer of PRAME and NY-ESO Target Programs from GSK

- Adaptimmune gains full control of late-stage preclinical optimized PRAME TCR; IND-ready in 2023 –

- GSK to deliver data from the ongoing Phase 2 / potential registrational trial with lete-cel in sarcoma with final readouts expected in late 2023 -

- Adaptimmune will continue to prioritize and focus on its lead MAGE-A4 franchise while determining the optimal development path for complementary PRAME and NY-ESO assets –

PHILADELPHIA, PA. and OXFORD, UK, October 25, 2022 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in cell therapy to treat cancer, today announced that GSK will transfer its NY-ESO cell therapy program and the right to the PRAME cell therapy program to Adaptimmune. This decision was based on Adaptimmune's deep expertise in engineered T-cell therapies for solid tumor cancer indications, including advanced late-stage assets in its pipeline of products which will be leveraged with the future development of the NY-ESO and PRAME programs. The terms of the transfer are being negotiated.

“MAGE-A4, NY-ESO and PRAME are amongst the best-characterized and validated TCR T-cell targets in the solid tumor field. With full ownership of these affinity enhanced SPEAR T-cells against each of these targets, we will be able to bring the benefits of cell therapy to an even larger number of people with cancer,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “While we remain focused on the delivery of our flagship MAGE-A4 program, we are even better positioned with this portfolio to lead the field of engineered T-cells for the treatment of cancer well into the future.”

About the Collaboration and License Agreement between Adaptimmune and GSK

Adaptimmune and GSK announced their strategic collaboration and license agreement in June 2014 for up to five programs including the first program, NY-ESO. In September 2017, GSK exercised its option to exclusively license the right to research, develop, and commercialize Adaptimmune's NY-ESO SPEAR T-cell therapy program, following which two further targets including PRAME, were nominated as collaboration program targets. As part of the transfer of the assets and pending negotiation of the transfer terms it is anticipated that the collaboration and license agreement will terminate, and GSK will cease to have any rights to nominate any additional targets.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, refer the Adaptimmune Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and Adaptimmune does not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Investor Relations

Juli P. Miller, Ph.D., VP of Corporate Affairs and Investor Relations

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

Media Relations

Dana Lynch, Senior Director of Corporate Communications

M: +1 267 990 1217

Dana.Lynch@adaptimmune.com